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                                                              EXHIBIT (e)(1)(ii)

July 29, 2005


Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

        Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Funds Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Institutional Prime Money Market Fund, a newly established series of ING Funds Trust (the "Fund"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Fund to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

        AMENDED SCHEDULE A has also been updated by the removal of ING High Yield Opportunity Fund, ING Lexington Money Market Trust and ING Money Market Fund as these funds merged into other funds.

        Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Fund.

                                                Very sincerely,

                                                /s/ Robert S. Naka
                                                ------------------

                                                Robert S. Naka
                                                Senior Vice President
                                                ING Funds Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By:  /s/ Michael J. Roland
     ---------------------
     Michael J. Roland
     Executive Vice President


7337 E. Doubletree Ranch Rd.              Tel: 480-477-3000      ING Funds Trust
Scottsdale, AZ 85258-2034                 Fax: 480-477-2700
                                          www.ingfunds.com
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                                   SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                 ING FUNDS TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

NAME OF FUND

ING Classic Money Market Fund

ING GNMA Income Fund

ING High Yield Bond Fund

ING Institutional Prime Money Market Fund

ING Intermediate Bond Fund

ING National Tax-Exempt Bond Fund